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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 22, 2004
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	0-9600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, Leicester, New York 14481
(Address of Principal Executive Offices and Zip Code)

(585) 382-3223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 -- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

1.     On December 22, 2004, the Company amended the terms of its Deferred Compensation Arrangement with Thomas N. Hendrickson to provide that in the event of a change in control of the Company, Mr. Hendrickson will receive a payment, in addition to his lump sum, so that the combined lump sum and additional payment after federal and applicable state income tax have a present value, using a discount rate of the prime rate of interest plus 2%, equal to the after-tax present value of a ten-year installment payout of the value of the Arrangement. The Agreement also was amended to comply with new Section 409A of the Internal Revenue Code.

     The amendment of the Arrangement is immediately following as Exhibit 10.4 to this Current Report.

Exhibit 10.4

THIRD AMENDMENT TO DEFERRED COMPENSATION ARRANGEMENT

            THIS AMENDMENT dated the 22nd day of December, 2004, between Thomas N. Hendrickson, 5 Simmons Road, Perry, New York 14530 (the "Employee"), and CPAC, Inc., 2364 Leicester Road, Leicester, New York 14481 (the "Company").

W I T N E S S E T H:

            WHEREAS, on the 13th day of October, 1992, the parties hereto entered into a Deferred Compensation Arrangement; and

            WHEREAS, on the 20th day of July, 1998, and on the 25th day of October, 2001 the parties amended the Arrangement in order to modify the Payment Schedule as it relates to payments to the Employee after his services to the Company are terminated, after there has been a change in control of the Company, and to remove provisions of the Arrangement which have been rendered obsolete by reason of passage of time; and

            WHEREAS, the American Jobs Creation Act of 2004 has mandated certain rules governing Deferred Compensation Arrangements and the Company and the Employee desire to amend the Arrangement in order to comply with new Section 409A of the Internal Revenue Code as enacted by such Act, effective for all amounts deferred in all taxable years beginning after December 31, 2004.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1.          Section 2 of the Deferred Compensation Arrangement dated the 13th day of October, 1992, as amended, is hereby deleted in its entirety, and a new Section 2 hereby is substituted therefore, to read as follows:

                                    2.        Payment Schedule

                                                In consideration of the future performance of substantial services by the Employee on the Company's behalf, the Company hereby agrees to pay the Employee the principal amount contributed to the Trust as set forth in Section 1 hereof as well as the earnings accumulated thereon in accordance with the following Payment Schedule and, to this end, hereby agrees to provide such Payment Schedule to the Trustees and to instruct the Trustees to make payments to the Employee and/or his beneficiaries as follows:

                                                (a)        Upon the Employee's actual retirement and separation from service with the Company, as determined in regulations issued under Section 409A of the Internal Revenue Code of 1986 ("Code") after the attainment of age fifty-five (55), the Trustee shall pay the Employee the entire principal of the Trust, together with any earnings accumulated thereon, in ten annual payments of principal and earnings, in an amount equal to the current balance maintained in the Trust Fund as of the date of each annual payment, divided by the number of years remaining in the ten year term. The first payment to be made shall be made on the first day of the seventh month immediately after the month in which the Employee shall have actually retired and separated from service with the Company within the meaning of Section 409A of the Code after attaining age fifty-five (55) and successive payments shall be made on each annual anniversary date thereof;

                                                (b)        In the event the Employee shall become totally disabled and upon the occurrence of such total disability, the Employee shall actually retire and separate from the service with the Company within the meaning of Section 409A of the Code after the attainment of age fifty-five (55), the Trustee shall pay to the Employee the principal of the Trust, together with all accumulated earnings thereon, in ten annual payments of principal and earnings, in an amount equal to the current balance maintained in the Trust Fund as of the date of each annual payment, divided by the number of years remaining in the ten year term. The first payment to be made shall be made on the first day of the first month immediately after the Employee's actual retirement and separation from service with the Company within the meaning of Section 409A due to his total disability and successive payments shall be made on each annual anniversary date thereof;

                                                (c)        To the extent permitted in regulations issued under Section 409A of the Code, in the event of a change in control of the Company, the Trustee shall pay to the Employee the principal of the Trust, together with all accumulated earnings thereon, in one single lump sum payment within seven (7) days after the date on which the change in control of the Company shall have occurred. In such event, in addition to the lump sum payment from the Trust, the Employee shall receive an additional payment so that the combined lump sum and additional payment after federal and applicable state income tax have a present value, using a discount rate of the prime rate of interest plus 2%, equal to the after-tax present value of a ten year installment payout of the value of the Trust. Payments pursuant to this Section 2(c) shall be made regardless of whether the Employee shall retire and separate from the service with the Company. If the payments have already commenced pursuant to Sections 2(a) or 2(b) of this Arrangement and a change in control of the Company shall occur, the Trustees shall pay the Employee the entire remaining balance of the Trust Fund as of the day of payment, together with the additional payment as set forth in this subsection adjusted for payments previously made, within seven (7) days after the date on which the change in control of the Company shall have occurred;

                                                (d)        For purpose of this Arrangement, the term "total disability" shall mean that the Employee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is receiving income replacement benefits for a period of not less than three (3) months under and accident and health plan covering generally employees of the Company.

                                                The fact of such total disability shall be certified to by a qualified physician independent of both the Company and the Employee;

                                                (e)        To the extent provided in regulations issued under Section 409A of the Code, the term "change in control of the Company" shall have the same meaning as found in Section 13 of the Trust Agreement.

            2.          Section 3 of the Deferred Compensation Arrangement dated the 13th day of October, 1992, as amended, is hereby amended by striking the phrase "In consideration of the past, continuing and future performance of substantive services by the Employee on the Company's behalf," and replacing such stricken phrase with the following new introductory phrase "In consideration of the future performance of substantial services by the Employee on the Company's behalf, . . ."

            3.            Section 3 (c) of the Deferred Compensation Arrangement dated the 13th day of October 1992, as amended, is hereby deleted in its entirety and a new Section 3 (c) is hereby substituted therefore, to read as follows:

            (c)       Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, if the Employee shall die and there occurs a change in control of the Company prior to the payment by the Trustees of the entire principal and all accumulated earnings thereon required to be paid by the Trustees pursuant to said sections, such payments, together with the additional payment as set forth in Section 2(c) adjusted for payments previously made, shall be accelerated and be paid to the Employee's designated beneficiary(ies) or his Executor(s) within seven (7) days after the date on which the change in control of the Company shall have occurred.

            The Employee agrees that in order to effectuate the payments to be made under this Section, he shall furnish to the Trustees a written designation of a beneficiary(ies) to receive payments hereunder, or in the alternative, the identity of the Executor(s) named in his Last Will and Testament, as well as a copy of the pertinent provisions of his Last Will and Testament which refer to the Trust Agreement and set forth the specific identity of the beneficiary(ies) named therein to receive payments hereunder.

            Notwithstanding any provision to the contrary, the Trustees shall be authorized to withhold distribution of an amount of the Trust Fund sufficient, in their judgment, to cover any liability that may be imposed upon the Trust Fund as a result of its inclusion in the gross estate of the Employee for federal and applicable state estate tax purposes until such liability is determined.

            4.             Section 8 of the Deferred Compensation Arrangement dated the 13th day of October 1992, as amended, is deleted in its entirety and a new Section 8 is hereby added to the Arrangement to read as follows:

During the Employee's lifetime the parties hereto by mutual agreement may amend, modify or rescind this Agreement provided that no such amendment may permit the acceleration of the time or schedule of any payment to be made under this arrangement except as may be permitted under regulations issued under Section 409A of the Code.

            In all other respects, the Deferred Compensation Arrangement among the parties dated the 13th day of October, 1992 is hereby ratified and confirmed.

            IN WITNESS WHEREOF, the parties to this Amendment have signed their name this 22nd day of December, 2004.

CPAC, INC.
By: /s/ Thomas J. Weldgen
Thomas J. Weldgen
Vice President, Finance
By: /s/ Thomas N. Hendrickson
Thomas N. Hendrickson
Employee

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WYOMING	)

            On the 22nd day of December, in the year 2004, before me personally came THOMAS J. WELDGEN, to me known, who being by me duly sworn, did depose and say that he resides in 5 Riesling Court, Fairport, New York 14450; that he is the Vice President, Finance, of CPAC, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.

Luana Bailey Notary Public, State of New York No. 01BA4814040 Qualified in Wyoming County Commission Expires October 31, 2006	/s/ Luana Bailey
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF WYOMING	)

            On the 22nd day of December, in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared THOMAS N. HENDRICKSON, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Luana Bailey Notary Public, State of New York No. 01BA4814040 Qualified in Wyoming County Commission Expires October 31, 2006	/s/ Luana Bailey
Notary Public

2.     On December 22, 2004, the Company amended its Nonqualified Deferred Compensation Plan dated December 30, 1999 in order to conform the Plan to new Section 409A of the Internal Revenue Code.

     The Plan, as amended, is immediately following as Exhibit 10.5 to this Current Report.

Exhibit 10.5

CPAC, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Amended December 22, 2004

CPAC, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

		Page
INTRODUCTION		4
ARTICLE 1. ESTABLISHMENT AND PURPOSE
Section 1.1	Establishment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4
Section 1.2	Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4

ARTICLE 2. DEFINITIONS
Section 2.1	Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4-6
Section 2.2	Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6

ARTICLE 3. ELIGIBILITY AND PARTICIPATION
Section 3.1	Eligible Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
Section 3.2	New Eligible Employees . . . . . . . . . . . . . . . . . . . . . . . . .	6
Section 3.3	Limitation on Eligible Employees . . . . . . . . . . . . . . . . . .	7
Section 3.4	Removal from Participation as an Eligible Employee . . .	7

ARTICLE 4. DEFERRAL ELECTIONS
Section 4.1	Eligible Employee Contributions . . . . . . . . . . . . . . . . . . .	7
Section 4.2	Submission of Deferral Election Forms . . . . . . . . . . . . . .	7
Section 4.3	Failure to Submit Deferral Elections . . . . . . . . . . . . . . . .	7
Section 4.4	Modification of Deferral Elections . . . . . . . . . . . . . . . . . .	7
Section 4.5	Nullification of Deferral Elections . . . . . . . . . . . . . . . . . .	8

ARTICLE 5. EMPLOYER CONTRIBUTIONS
Section 5.1	Discretionary Contributions . . . . . . . . . . . . . . . . . . . . . . .	8

ARTICLE 6. FORFEITABILITY
Section 6.1	Vesting for Deferrals of Compensation . . . . . . . . . . . . . .	8
Section 6.2	Accounts of Eligible Employees . . . . . . . . . . . . . . . . . . .	8
Section 6.3	Responsibility Regarding Payments When Company is Insolvent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8-9

CPAC, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Effective January 1, 2000 as Amended December 22, 2004

            ADOPTION OF NONQUALIFIED DEFERRED COMPENSATION PLAN by CPAC, INC. (the "Employer").

INTRODUCTION

            The Employer desires to adopt the CPAC, Inc. Nonqualified Deferred Compensation Plan (the "Plan"), effective January 1, 2000, to provide certain eligible employees the opportunity to defer a portion of their compensation. In accordance with the foregoing, the Employer hereby adopts the Plan, to read as set forth in this document, effective January 1, 2000.

ARTICLE 1.  ESTABLISHMENT AND PURPOSE

            Section 1.1       Establishment. CPAC, Inc. (the "Employer") establishes, effective as of January 1, 2000, this Nonqualified Deferred Compensation Plan for the benefit of a select group of management or highly compensated employees of the Employer. The plan shall be known as the CPAC, Inc. Nonqualified Deferred Compensation Plan (the "Plan").

            Section 1.2       Purpose. The purpose of the Plan is to enhance the ability of the Employer to attract and retain qualified personnel by providing Eligible Employees with (a) the opportunity to defer a portion of their Compensation and (b) additional retirement income by means of Employer contributions, as determined by the Employer. It is intended that the Plan is an unfunded nonqualified deferred compensation plan for income tax purposes and for purposes of Title I of ERISA.

ARTICLE 2.  DEFINITIONS

            Section 2.1       Definitions. Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless the text clearly indicates or the context plainly requires a different meaning. When the defined meaning is intended, the term is capitalized. All references to sections or articles herein pertain to sections or articles of the Plan unless otherwise indicated by the text or context.

            (a)         "Board of Directors" means the Board of Directors of the Employer. To the extent permitted by the Bylaws of the Employer or authorized by the Board of Directors, action may be taken by a designated officer or group of officers of the Employer.

            (b)         "Account" means the Deferred Compensation account for each Eligible Employee established on the books of the Employer pursuant to Section 7.1, including any investment earnings credited to the Account.

            (c)         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (d)         "Committee" means the Compensation Committee of the Company's Board of Directors or such other person or committee as may be appointed from time to time by the Board of Directors. The Committee may appoint one or more individuals to carry out the day to day operations of the Plan, including general plan administration and recordkeeping. The Committee may also appoint one or more investment managers to hold the Plan's assets and to execute investment decisions made by Eligible Employees with respect to their individual Accounts.

            (e)         "Compensation" means the total wages of an Eligible Employee from the Employer, including wage amounts which if not deferred pursuant to this Plan would be reported on the Internal Revenue Service Form W-2 filed by the Employer for a Plan Year, but excluding any Employer Contributions under this Plan which are deferred pursuant to this Plan and excluding any contributions by the Employer or the Eligible Employee under the CPAC, Inc. 401(k) Savings Plan.

            (f)         "Deferral Election" means the form designated by the Committee from time to time for use by Eligible Employees to elect to make deferrals of Compensation for a Plan Year under Article 4 and to defer Employer Contributions for the Plan Year under Article 5. This form may be changed at any time and from time to time by the Committee, except that no such change shall permit a deferral election to be made after the commencement of the Plan Year for which such deferral election is to be effective.

            (g)          "Deferred Compensation" means the amount of Compensation not yet earned, as designated in the Deferral Election, which the Eligible Employee and the Employer mutually agree shall be deferred in accordance with the provisions of the Plan, and the amount of Employer Contributions which shall be deferred in accordance with the terms of the Plan.

            (h)         "Distribution Date" for a Plan Year means any of the dates specified in Section 8.1 hereof.

            (i)         "Effective Date" means the date on which the Plan became effective.

            (j)         "Eligible Employee" means those employees of the Employer as determined under Section 3.1.

            (k)         "Employer" means CPAC, Inc. or any successor thereof, provided, however, that for purposes of making contributions to the Plan but not for any other purpose, including, but not limited to, adoption, administration or operation of the Plan, the term "Employer" shall include any other corporation which is part of a controlled group with CPAC, Inc. within the meaning of Section 414(b) or Section 414(c) of the Code and whose employees are eligible to participate in the CPAC, Inc. 401(k) Savings Plan.

            (l)         "Employer Contribution" means the Employer contributions described in Article 5.

            (m)       "Plan" means the CPAC, Inc. Nonqualified Deferred Compensation Plan.

            (n)        "Plan Year" means each twelve-month period ending December 31.

            Section 2.2        Gender and Number. Except as otherwise indicated by context, masculine terminology also includes the feminine, and terms used in the singular may also include the plural.

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

            Section 3.1        Eligible Employee. An Eligible Employee shall be any employee of the Employer who is actively employed and performs duties on or after January 1, 2000, who is either (a.) eligible for the annual incentive plan at the 30% incentive opportunity level, or (b.) classified by the Employer as a "Sales Manager" or above, and who is a "management" or "highly compensated" employee within the meaning of Section 201(a), 301(a)(3) and 401(a)(1) of ERISA and who meets the eligibility requirements of the CPAC, Inc. 401(k) Savings Plan. For this purpose, an Eligible Employee shall not include any individual who performs no duties after December 31, 1999, whether or not such individual is paid or entitled to payment of Compensation or any other amount after December 31, 1999, including, but not limited to, any individual who is receiving notice pay or similar payments in connection with the anticipated termination of such individual's employment. An Eligible Employee shall not be eligible to participate in this Plan unless the Eligible Employee participates in the CPAC, Inc. 401(k) Savings Plan by making contributions thereunder and the Eligible Employee is subject to the limitations imposed by Code Section 401(a)(17), which limits compensation that may be counted to $170,000, as indexed for inflation. An Eligible Employee shall be eligible to participate under this Plan as of the first day of the first Plan Year immediately following the date that he is selected as an Eligible Employee pursuant to Section 3.2.

            Section 3.2        New Eligible Employees. Not withstanding Section 3.1, the Board of Directors or the Committee may select additional employees as Eligible Employees, and they shall become Eligible Employees under this Plan on a prospective basis as of the first day of the first Plan Year immediately following the date of such selection.

            Section 3.3        Limitation on Eligible Employees. The Committee, in its sole discretion, may change the requirements necessary for qualification as an Eligible Employee. Any such change shall be effective for the following Plan Year, as designated by the Committee.

            Section 3.4        Removal from Participation as an Eligible Employee. The Committee may remove an Eligible Employee from participating in this Plan on a prospective basis for any reason.

ARTICLE 4.  DEFERRAL ELECTIONS

            Section 4.1        Eligible Employee Contributions. No less than 1 day before the beginning of a Plan Year with respect to which a Deferral Election is to be made, each Eligible Employee who is permitted to defer Compensation under the Plan may elect to reduce the amount of his or her Compensation which would thereafter otherwise be earned and payable for services rendered in such Plan Year. The Deferral Election with respect to an Eligible Employee's Compensation must be made in 1% increments above $80,000 of salary, and must be made in 1% increments of Incentive Compensation bonus, subject to a total contribution dollar limit of $50,000 per year. Such election shall be prospective, shall be effective as of the first day of the Plan Year for which the election is made, and shall apply only to Compensation earned for services rendered after the last day of the immediately preceding Plan Year.

            Section 4.2        Submission of Deferral Election Forms. Each Eligible Employee who wishes to participate in the Plan for a Plan Year must submit a properly completed and executed Deferral Election to the Committee no less than 1 day before the Plan Year to which such Deferral Election applies. An Eligible Employee must make a new Deferral Election for each Plan Year as to which he or she wishes to defer Compensation and Employer Contributions.

            Section 4.3        Failure to Submit Deferral Elections. If an Eligible Employee fails to submit a properly completed and executed Deferral Election for a Plan Year as required by Section 4.2 prior to the beginning of such Plan Year, he or she will be deemed to have elected not to defer Compensation and Employer Contributions for the Plan Year to which such form otherwise would apply.

            Section 4.4        Modification of Deferral Elections. Each Deferral Election made or deemed to be made under the Plan may be reduced or revoked with respect to the amount of Compensation to be deferred during the Plan Year by completing and filing a new Deferral Election Form. A new Deferral Election Form may only reduce the amount of Compensation that will be deferred for subsequent months in the Plan Year; provided that any such reduction or revocation shall take effect only for services rendered on and after the first day of the month immediately succeeding the submission of a properly completed and executed modified Deferral Election to the Committee.

            Section 4.5        Nullification of Deferral Elections. Notwithstanding the submission of Deferral Elections pursuant to this Article, the Committee may nullify such Deferral Elections because of changes in tax laws or interpretation thereunder, as determined by the Committee in its sole discretion.

ARTICLE 5.  EMPLOYER CONTRIBUTIONS

            Section 5.1        Discretionary Contributions. The Employer, in its discretion, may make Discretionary Employer Contributions to the extent determined by the Employer prior to the beginning of the Plan Year for which the Discretionary Employer Contribution is to be made. The amount of any Discretionary Employer Contribution for a Plan Year shall be communicated to all Eligible Employees prior to March 15 of such Plan Year. The Employer, in its discretion, may increase or decrease the rate of Discretionary Employer Contributions (or eliminate Discretionary Employer Contributions) from year to year by advising Eligible Employees prior to the first day of the applicable Plan Year. Such Employer Contribution (a) shall be treated as deferred amounts under Article 7; and, (b) shall be allocated among the Eligible Employees on the basis determined by the Employer.

ARTICLE 6.  FORFEITABILITY

            Section 6.1        Vesting for Deferrals of Compensation. Except as provided in this Article, all amounts credited to an Eligible Employee's Account that relate to Compensation which the Eligible Employee elected to defer under the Plan pursuant to Article 4 and that relate to Discretionary Employer Contributions deferred under the Plan pursuant to Section 5.1 are fully vested and nonforfeitable.

            Section 6.2        Accounts of Eligible Employees. The Accounts of Eligible Employees and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Eligible Employees and/or their beneficiaries, as the case may be, and/or general creditors of the Company, as the case may be, as herein set forth. The Eligible Employees and/or their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets contained in their Accounts. Any rights created under the Plan shall be mere unsecured contractual rights of the Eligible Employees and/or their beneficiaries, as the case may be, against the Company. Any assets held in Eligible Employees Accounts will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined herein.

            Section 6.3        Responsibility Regarding Payments When Company is Insolvent.

(a.)     The Employer shall cease payment of benefits to the Eligible Employees and/or their beneficiaries, as the case may be, if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Plan if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b.)     At all times during the continuance of this Plan the assets and income of Eligible Employees Accounts shall be subject to claims of general creditors of the Company under federal and state law and the Committees' responsibility regarding a determination of Insolvency and payment of benefits shall be governed by the following procedures:

(i)       The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Committee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Committee that the Company has become Insolvent, the Committee shall determine whether the Company is Insolvent and, pending such determination, the Committee shall discontinue payment of benefits to the Eligible Employees and/or their beneficiaries, as the case may be.

(ii)     Unless the Committee shall have actual knowledge of the Company's Insolvency or have written notice from the Company or a person claiming to be a creditor alleging in writing, that the Company is Insolvent, the Committee shall have no duty to inquire whether the Company is Insolvent. The Committee may, in all events, rely on such evidence concerning the Company's solvency as may be furnished to the Committee and that provides the Committee with a reasonable basis for making a determination concerning the Company's solvency.

(iii)     If, at any time, the Committee has determined that the Company is Insolvent, the Committee shall discontinue payments to Eligible Employees and/or their beneficiaries, as the case may be, and shall hold the assets of the Eligible Employees Accounts for the benefit of the Company's general creditors. Nothing in this Plan shall in any way diminish any rights of the Eligible Employees and/or their beneficiaries, as the case may be, to pursue their rights as general creditors of the Company with respect to benefits due under this Plan or otherwise.

(iv)     The Committee shall resume payment of benefits to the Eligible Employees and/or their beneficiaries, as the case may be, only after the Committee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)     Provided that there are sufficient assets, if the Committee discontinues the payment of benefits from the Eligible Employees Accounts and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Eligible Employees and/or their beneficiaries, as the case may be, under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Eligible Employees and/or their beneficiaries, as the case may be, by the Company in lieu of the payments provided hereunder during any period of discontinuance.

ARTICLE 7.  STATUS OF DEFERRED AMOUNTS

            Section 7.1        Account. The Employer shall establish an Account for each Eligible Employee, with sub-accounts for deferrals of Compensation and Employer Contributions for which a Deferral Election has been made. The Eligible Employee's Deferred Compensation for a Plan Year shall be credited to the Account of the Eligible Employee, in the case of deferrals of Compensation, on the last day of the calendar month in which it otherwise would have been payable to the Eligible Employee if he or she had not made the Deferral Election, or in the case of Employer Discretionary Contributions, no later than March 15 of the Plan Year.

            Section 7.2        Report of Account Balance. The Committee shall advise each Eligible Employee of the balance in his or her Account including each sub-account on a quarterly basis on dates to be determined by the Committee.

            Section 7.3        Treatment under Other Employee Benefit Plans. It is intended that the amounts deferred by an Eligible Employee under Article 4 and Article 5 shall at the earliest time permitted by applicable law be included in determining benefits under any pay-related employee benefit plans of the Employer, as well as under any tax-qualified retirement plans (to the extent permitted in such plans), except to the extent that such inclusion in any such pay-related or tax-qualified plan would adversely affect the tax-favored status of that plan.

ARTICLE 8.  DISTRIBUTIONS

            Section 8.1        Timing of Distributions. An Eligible Employee's vested Account balance shall be paid by the Employer to the Eligible Employee, or in the event of his or her death the full amount of the Account balance shall be paid to the Eligible Employee's beneficiary or beneficiaries, after the first to occur of the following events:

(a.)     a change in control of the Company, which for purposes of this Plan, except as provided in final regulations issued under Section 409A of the Code, shall generally include a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company and its subsidiaries. Specifically, the term shall include (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (ii) the approval by the shareholders of the Company of a reorganization, merger, or consolidation with respect to which, in each case, persons who were shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter, own more than fifty percent (50%) of either the outstanding shares of common stock or the combined voting power of the reorganized, merged or consolidated

Company's then outstanding voting securities entitled to vote generally or (iii) the liquidation and/or dissolution of the Company. The definition of "change in control" as set forth in this subsection shall be modified to the extent required so that such definition shall comply with the definition of "change in control" set forth in final regulations issued under Section 409A of the Code.

(b)     the termination of the Eligible Employee's employment with the Employer for any reason; or

(c)     the Eligible Employee's death.

            Section 8.2        Form of Distributions. An Eligible Employee shall designate on his or her Deferral Election Form, the form of the Distribution to be made to such Eligible Employee and/or his or her beneficiary. Such designation may not be changed once it has been made. With respect to the commencement date for the payment of any distribution under this Plan, the date specified in the Deferral Election Form filed with the Committee shall control except that in the event a distribution is to be made due to the separation of the Eligible Employee from service with the Employer, as set forth under Section 8.1(b) no distribution may commence until the beginning of the 7th month from the date of such separation.

            Section 8.3        Designation of Beneficiary. Each Eligible Employee must designate at least one individual or other entity as a beneficiary of the Eligible Employee's account balance in the event of the Eligible Employee's death. The Eligible Employee may also designate one or more contingent beneficiaries. These designations must be made on a properly completed and executed beneficiary designation form and must be filed with the Committee. This form may be changed at any time and from time to time by the Committee. If a designated beneficiary does not survive the Eligible Employee, then the beneficiary shall be the Eligible Employee's estate.

            Section 8.4        Claims Procedure. The Committee shall in writing notify any Eligible Employee or beneficiary whose claim for benefits under the Plan has been denied, either wholly or in part, setting forth the specific reasons for the denial in a manner calculated to be understood by the Eligible Employee or beneficiary. The notice shall be furnished to the Eligible Employee or beneficiary within 60 days of the denial and shall provide that, within 60 days after receiving the notice, the Eligible Employee or beneficiary may apply to the Committee for a full and fair review of the decision denying the claim. All decisions on review shall be final.

            Section 8.5        Excise Tax. To the extent any payment under the Plan would be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) because it would constitute an "excess parachute payment" as defined in Section 280G(b) of the Code, the amount of the payment shall be reduced by such amount as shall be necessary to avoid the imposition of the Excise Tax.

            Section 8.6        Emergency Withdrawals From the Plan.

(a.)     Notification of Committee. If a participating Eligible Employee suffers an unforeseeable Emergency and wishes to receive an Emergency Withdrawal from the Plan, the participating Eligible Employee shall notify the Committee in writing of the occurrence of the Unforeseeable Emergency. The participating Eligible Employee shall provide a description of the Unforeseeable Emergency and a description of his or her assets (including an indication of the extent to which the liquidation of each asset would cause a severe financial hardship, if applicable). The participating Eligible Employee shall also indicate whether he or she will be reimbursed or compensated by insurance or otherwise.

(b.)     Committee Determination. Within ninety (90) days after the Committee's receipt of a notification pursuant to Section 8.6(a.), the Committee shall determine, in its sole discretion, whether the participating Eligible Employee has suffered an Unforeseeable Emergency and, if so, the amount, if any, to be distributed to the Eligible Employee as an Emergency Withdrawal as a result of such Unforeseeable Emergency. An Emergency Withdrawal may not exceed the amount necessary to satisfy such Emergency (plus an amount to pay taxes reasonably anticipated as a result of the distribution). An Emergency Withdrawal may not be made to the extent that the Eligible Employee's severe financial hardship resulting from the Unforeseeable Emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Eligible Employee's assets, to the extent liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of Contributions under this Plan as may be approved by the Committee, in its sole discretion.

(c. )     Effect of Emergency Withdrawals. The Accrued Balance in a participating Eligible Employees Account shall be reduced by the amount of any Emergency Withdrawals distributed to the participating Eligible Employee. The Committee, in its sole discretion, shall determine which of the participating Eligible Employees sub-accounts shall be so reduced. In making such determination, the Committee may, but is not required to, take into account the participating Eligible Employees preferences as to which of the participating Eligible Employees sub-accounts should be reduced.

(d.)     Unforeseeable Emergency. For purposes of this Plan, an Unforeseeable Emergency means a severe financial hardship to the Eligible Employee resulting from an illness or an accident to the Eligible Employee, his or her spouse, or his or her dependent (as defined in Section 152(a) of the Code), loss of the Eligible Employee's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Employee.

ARTICLE 9.  PROVISIONS RELATING TO PARTICIPATION

            Section 9.1        Extent of Rights Under Plan. Except as to amounts actually distributed under the Plan, no Eligible Employee and no person claiming under or through an Eligible Employee shall have any right or interest, whether vested or otherwise, in this Plan or in the continuance of the Plan.

            Section 9.2        Funding. No current or former Eligible Employee, beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in or to any account, any fund, any specific sum of money, or in any asset which may be acquired by the Employer in respect of its obligations under this Plan (other than as a general creditor of the Employer with an unsecured claim against the Employer's general assets).

            Section 9.3        Extent to Which Other Parties Bound by Plan. The Plan shall be binding upon, and shall inure to the benefit of, the Employer and its successors and assigns, and the participating Eligible Employees and their heirs, Committee and personal representatives.

            Section 9.4        Payment of Taxes. The Employer is required by law to withhold Federal, state and local taxes (including but not limited to income taxes and taxes under the Federal Insurance Contributions Act, if applicable) with respect to distributions from the Plan. Depending upon the timing of the withholding requirement, the Employer may withhold such taxes from other Compensation payable to the Eligible Employee.

            Section 9.5        Status as Unsecured Creditor. Eligible Employees and/or their beneficiaries under this Plan are unsecured creditors of the Company and this Plan of deferred compensation constitutes a mere unsecured promise by the Company to pay compensation as set forth herein.

            Section 9.6        Unfunded Plan. Notwithstanding the creation of Accounts for the benefit of Eligible Employees to provide a source of funds for the Company to meet its obligations herein, it is the intention of the Employer that the Plan of deferred compensation created hereunder shall constitute an unfunded deferred compensation arrangement for purposes of Title I of the Employee Income Security Act of 1974 ("ERISA").

ARTICLE 10.  ADMINISTRATION AND FINANCES

            Section 10.1        Administration. The Plan shall be administered by the Committee.

            Section 10.2        Powers of Committee. The Committee shall have all powers necessary to administer the Plan, including, without limitation, the power to interpret the provisions of the Plan, to resolve any ambiguity or inconsistency, to decide all questions of eligibility, to establish rules and forms for the administration of the Plan, and to appoint or remove individuals to assist in the administration of the Plan and any other agents it deems advisable. The determination of a majority of the Committee members shall constitute the determination of the Committee. However, if a member of the Committee is also an Eligible Employee, such member shall abstain from any Committee determination affecting his or her participation in the Plan, and the determination of a majority of the other members of the Committee (or, of all of the other members of the Committee if the Committee consists of three or fewer members) shall constitute the determination of the Committee with respect to any determination affecting a Committee member who is also an Eligible Employee.

            Section 10.3        Actions of the Committee. All determinations, interpretations, rules, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

            Section 10.4        Delegation. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Employer or to other individuals or entities, including the power to delegate the responsibility to hold and administer the assets and income of Eligible Employee Accounts with one or more investment managers, banks, or trust companies. Any such delegation may be rescinded by the Committee at any time. Except as otherwise required by law, each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

            Section 10.5        Changes by Committee. If the Committee determines that the Plan may fail to satisfy at any time any legal requirements imposed by the Code, ERISA or any other applicable law, the Committee may or shall take such action as the Committee deems appropriate in an effort to assure compliance with such law. Such action may include, without limitation, a modification of Deferral Elections by Eligible Employees with or without the consent of such Eligible Employees.

            Section 10.6        Advisors. The Committee may employ one or more accountants, legal counsel and other experts as it shall deem necessary or appropriate to effectively control and manage the operation and administration of the Plan. The fees and expenses of any such expert shall be paid by the Employer.

            Section 10.7        Indemnification. The Committee (whether or not an employee of the Employer), and the Board of Directors shall be indemnified by the Employer against any and all liabilities arising by reason of any act or failure to act made in good faith in accordance with the provisions of the Plan. For this purpose, liabilities include expenses reasonably incurred in the defense of any claim relating to the Plan. All investment decisions with respect to the assets and income of Eligible Employee Accounts shall be made solely by participating Eligible Employees and neither the Employer, the Committee, or any individual or entity to which the Committee has delegated responsibility under the Plan, shall be responsible or liable to any participating Eligible Employee for such investment decisions and/or for any omission to make investment decisions with respect to any participating Eligible Employee Account.

            Section 10.8        Reports and Records. The Committee and those to whom the Committee has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

ARTICLE 11.  AMENDMENTS AND TERMINATION

            Section 11.1        Amendments. The Board of Directors may amend, modify, or revise the Plan, in full or in part, at any time; provided, however, that no such amendment, modification, or revision shall affect, reduce, or eliminate an Eligible Employee's right to receive his or her vested Account balance as of the date of such amendment in accordance with the terms of this Plan and, further provided, that no such amendment shall permit the acceleration of the time or schedule of any payment or distribution under this Plan, except as provided in final regulations promulgated under Section 409A of the Code.

            Section 11.2        Termination. The Employer reserves the right to terminate the Plan at any time for any reason. Upon termination of the Plan, any Compensation payable to an Eligible Employee after the Plan's termination date shall not be reduced pursuant to the Eligible Employee's Deferral Election. In such event, any Compensation payable to an Eligible Employee after the Plan's termination date shall be paid currently to the Eligible Employee in the ordinary course as normal compensation.

ARTICLE 12.  MISCELLANEOUS

            Section 12.1        No Guaranty of Employment. The adoption and maintenance of the plan shall not be deemed to be a contract of employment between the Employer and any employee. Nothing contained in the Plan shall give any employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any employee at any time, nor shall it give the Employer the right to require any employee to remain in its employ or to interfere with the employee's right to terminate his or her employment at any time.

            Section 12.2        Non-Alienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance by creditors of any Eligible Employee or of any Eligible Employee's beneficiary.

            Section 12.3        Applicable Law. The Plan and all rights under the Plan shall be governed by and construed according to the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of laws), except to the extent preempted or otherwise governed by Federal law.

            IN WITNESS WHEREOF, the Employer has caused this Plan to be executed on this 22th day of December, 2004.

CPAC, INC.
By: /s/ Thomas J. Weldgen
Title: Vice President Finance & CFO
WITNESS: /s/ Wendy F. Clay
Title: Vice President Administration

3.     On December 22, 2004, the Company entered into a Severance Compensation Agreement with Thomas J. Weldgen, the Company's Vice President Finance and Chief Financial Officer. The Agreement provides that upon Mr. Weldgen's termination of employment after a change in control of the Company, Mr. Weldgen shall receive his effective base salary to the date of his termination, a severance payment equal to the product obtained by multiplying one-twelfth of the months of his employment with the Company by one-twelfth of his effective base salary and target bonus. The agreement also provides for the continuation of life, health, and similar executive benefits for a period not to exceed two years, and accelerates the vesting of existing options. Under certain circumstances as set forth in the Agreement, no payments are required.

     The Agreement is immediately following as Exhibit 10.6 to this Current Report.

Exhibit 10.6

                  CPAC, Inc.
      2364 Leicester Road, P. O. Box 175
   Leicester, New York 14481-0175 U.S.A.

December 22, 2004

Mr. Thomas J. Weldgen

5 Riesling Court

Fairport, NY 14450

Severance Compensation Agreement

Dear Mr. Weldgen:

            CPAC, Inc. (the "Company") considers the maintenance of a vital management group to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Company's board of directors recognizes your importance to the success of the Company and that you serve without an employment contract and has determined that appropriate steps should be taken: (a) to reinforce and encourage~~-~~your continued attention and dedication ~~-~~to your assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company; and (b) to dispel any concerns that you may have about taking an active part in the defense against an inappropriate attempt to bring about a change in control of the Company.

            Therefore, I want to confirm our agreement concerning the benefits which the Company will provide to you in the event your employment with the Company is terminated subsequent to a change in control of the Company, as follows:

            1.         Employment. The Company shall continue to employ you as an executive of the Company or one of its subsidiaries for the term of this agreement. Subject to the provisions of this agreement, you confirm your present intention to remain in the employ of the Company during such term, and agree, at all times prior to a change in control, to give the Company at least three months prior notice of any termination of this agreement and of your employment. Except as specifically changed by this agreement, all terms and conditions of your current employment agreement with the Company shall remain in full force.

===============================================

Phone (585) 382-3223 -- Fax (585) 382-3031 -- Web Site www.cpac.com

            2.          Term.

                         (A)      The term of this agreement shall be for one year from the date of this agreement (the "effective date") unless sooner terminated if:

                                    (i)        You give notice that you wish to terminate this agreement not less than three months after your notice is given;

                                    (ii)       You die or receive a notice of termination due to disability;

                                    (iii)      You reach your retirement date;

                                    (iv)       The board of directors of the Company determines that you are no longer a key executive and gives you notice of this determination, except that such determination shall not be made, and if made, shall have no effect, after a change in control.

                         (B)      Unless this agreement is terminated in accordance with Paragraph 2(A), on each anniversary of the effective date of this agreement, the term of this agreement shall be automatically extended for additional successive periods of one year, unless either you or the Company shall give written notice of an intention not to extend this agreement at least three (3) months prior to such anniversary date.

                         (C)      Notwithstanding the provisions of Paragraph 2(B) above, in the event of a change in control of the Company, the term of this agreement shall be automatically extended to the earlier of (i) a date one years from the date such change in control occurred, and (ii) the occurrence of an event of termination described in Paragraph 2 (A)(ii) and (iii).

            3.          Change in Control. For purposes of this agreement, a "change in control" of the Company shall mean an action of a nature that would be required to be reported in response to Regulation 14A promulgated under the Securities Exchange Act of 1934 provided that, without limitation, such a change in control will be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of any of the Company's then outstanding securities having the right to vote at elections of directors, or (ii) within two (2) years of a tender offer or exchange offer for the voting stock of the Company or as a result of a merger, consolidation, sale of assets or contested

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election or any combination of the above, a majority of the members of the board of directors of the Company is replaced by directors who were not nominated and approved by the board of directors who were in office when they were selected..

            4.          Termination Following Change In Control.

                         (A)      Termination. If a change in control of the Company occurs, you shall be entitled, upon the subsequent termination of your employment ("termination"), to the benefits described in Paragraph 5, unless such termination is (i) by you other than for good reason, (ii) by the Company for cause or because of your disability, or (iii) because of your death or retirement. Any termination of your employment, except because of your death, shall be made by written notice of termination to the other party.

                         (B)      Notice of Termination. "Notice of termination" shall mean a written document specifying the specific provision in this agreement being relied upon and setting forth the facts and circumstances which provide the basis for termination of your employment.

                         (C)      Date of Termination. "Date of termination" shall mean (i) if your employment is terminated for disability, thirty (30) days after notice of termination is given, (ii) if your employment is terminated for good reason, the date specified in the notice of termination, and (iii) if your employment is terminated for any other reason, the date on which a notice of termination is given.

                         (D)      Good Reason. "Good reason" shall mean:

                                    (i)      The assignment to you, without your express written consent, of any duties inconsistent with your positions, duties, responsibilities and status with the Company immediately prior to a change in control, or a change in your titles or offices in effect immediately prior to a change in control, or any removal of you from, or any failure to reelect you to, any of such positions, except in connection with the termination of your employment for cause, death, disability or retirement;

                                    (ii)     A reduction by the Company in your base salary in effect on this date or as the same may be increased from time to time;

                                    (iii)    The failure by the Company to continue in effect any compensation, welfare or benefit plan in which you are participating at the time of a

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change in control of the Company, without substituting plans providing you with substantially similar benefits, or the taking of any action by the Company which would adversely affect your participation in or materially reduce your benefits under any of such plans or deprive you of any material fringe benefit enjoyed by you at. the time of the change in control;

                                    (iv)     Any purported termination of your employment for cause or disability without grounds; or

                                    (v)      A breach of this agreement by anyone other than you.

                         (E)      Cause. "Cause" shall mean (i) the willful and continued failure by you for a significant period of time substantially to perform your duties with the Company (other than any such failure resulting from your disability), after a demand for substantial performance is delivered to you by the Company's board of directors which specifically identifies the manner in which the board of directors believes that you have not substantially performed your duties, or (ii) the willful engaging by you in gross misconduct materially and demonstrably injurious to the Company. No act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you, not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. The burden of establishing the validity of any termination for cause shall rest upon the Company.

                         (F)      Disability. "Disability" shall mean that, as a result of your incapacity due to physical or mental illness, you shall have been unable to perform your duties with the Company for a period of six months.

                         (G)      Retirement Date. "Retirement date" shall mean the date on which you attain age 70- 1/2, or the date you retire in accordance with any retirement arrangement established with your consent with respect to you.

            5.          Benefit.

                         (A)      In the event of your termination for any reason except those set forth in Paragraphs 2(A)(i), (ii) and (iii) or except for cause, the Company shall pay you your full base salary through the date of termination at the rate in effect at the time notice of termination is given and shall pay you as severance pay, in a lump sum, on the thirtieth

4

day following the date of termination an amount equal to the product obtained when you multiply one twelfth of the number of months you have been employed by the Company prior to the date of Termination by one twelfth of your annual base salary at the rate in effect on that date plus your target bonus under any cash plan adopted under the management incentive compensation program or any predecessor or successor program or plan during the year most recently ended.

For illustration purposes only: If you had on date of termination been employed by the Company for 14 years six months, your annual base salary was $150,000.00 and your target incentive compensation was 50% of your salary the calculation would be:

                                    (174 divided by 12) x (($150,000 +$75000) divided by 12)=$271,875.00

                         (B)      In addition, in the event of your termination, the Company shall:

                                    (i)         maintain in full force, after the date of termination for one-twelfth of the number of months that you were employed prior to the date of Termination or until receipt of equivalent benefits from a new employer, all life insurance, health (medical and dental), accidental death and dismemberment, disability, and programs in which you are entitled to participate immediately prior to the date of termination, provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Company shall arrange upon comparable terms to provide you with benefits substantially similar to those which you are entitled to receive under such plans and programs. At the end of the period of coverage, you shall have the option to have assigned to you at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to you;

                                    (ii)        ensure that options to purchase the common stock of the Company ("stock options ") granted to you by the Company will become immediately exercisable in full in accordance with the respective plan, provided that no option shall be exercisable after the termination date of such option;

                                    (iii)       continue any executive car and financial counseling program, or alternative plan, in effect at the date of termination for two (2) years after date of termination; and

5

                                    (iv)       pay the costs of a reasonable outplacement service until you are employed on a full time basis.

                         (C)      You shall not be required to mitigate the amount of any payment provided for in this Paragraph 5 by seeking other employment or otherwise nor shall the amount of any payment provided for in this Paragraph 5 be reduced by any compensation earned by you as the result of employment by another employer after the date of termination, or otherwise.

            6.          Miscellaneous.

                         (A)      Limitation of Effect. This agreement shall have no effect on any termination of your employment prior to a change in control, or upon any termination of your employment at any time as a result of your disability, retirement or death, or as a result of your voluntary termination of this agreement pursuant to Paragraph 2(A)(i), and in such events, you shall receive only those benefits to which you would have become entitled prior to a change in control.

                         (B)      Successors.

                                    (i)         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to assume and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this agreement.

                                    (ii)        This agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you under this agreement if you had continued to live, all such amounts, unless otherwise provided here, shall be paid in accordance with the terms of this agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

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                         (C)      Notice. Notices provided for in the agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States registered mail, return receipt requested, postage prepaid, to the respective addresses set forth on the first page of this agreement, or to such other address as either party may have furnished to the other in writing, except that notices of change of address shall be effective only upon receipt by the other party. All notices to the Company shall be directed to the attention of the President of the Company.

                         (D)      Modifications. No provisions of this agreement may be modified, waived or discharged unless such modification, waiver, or discharge is agreed to in writing signed by you the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                         (E)      Interpretation. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the state of New York. The invalidity or unenforceability of any provisions of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force.

            If this letter correctly sets forth our agreement, sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,
CPAC, Inc.
By: /s/ Thomas N. Hendrickson
Thomas N. Hendrickson, President
Agreed to: /s/ Thomas J. Weldgen
Thomas J. Weldgen

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Item 1.02 Termination of a Material Definitive Agreement.

Item 1.03 Bankruptcy or Receivership.

Section 2 -- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.02 Results of Operations and Financial Condition.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Item 2.06 Material Impairments.

Section 3 -- Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification to Rights of Security Holders.

Section 4 -- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Section 5 -- Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Section 6 -- [Reserved]

Section 7 -- Regulation FD

Item 7.01 Regulation FD Disclosure.

Section 8 -- Other Events

Item 8.01 Other Events.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 22, 2004		CPAC, Inc. (Registrant)
	By:	/s/ Thomas J. Weldgen
Thomas J. Weldgen Vice President Finance and Chief Financial Officer